MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation (the “Company”), pursuant to its
1996 Stock Incentive Plan (the “Plan”) has granted to Grantee an award of restricted stock units (the “Restricted Stock Units”) with the terms set forth in a document delivered separately to Grantee (the “Grant Notice”). The Restricted Stock Units are subject to all of the terms and conditions in the Grant Notice, this Restricted Stock Unit Agreement and any appendix for Grantee’s country1 (the “Appendix,” and together with the Restricted Stock Unit Agreement, the “Agreement”) and the Plan. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Plan.

1. Company’s Obligation to Pay. Each Restricted Stock Unit represents a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 2 and 3, Grantee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. Vesting Schedule. Subject to Section 3, the Restricted Stock Units awarded by this Agreement will vest in Grantee according to the vesting schedule set forth on the Grant Notice, subject to Grantee’s Continuous Status as an Employee, Director or Consultant through each such date. Vesting may be suspended during any unpaid leave of absence, unless continued vesting is required by Applicable Laws or unless continued vesting is approved by the Company in writing.

3. Forfeiture upon Termination of Continuous Status as an Employee, Director or Consultant. If Grantee’s Continuous Status as an Employee, Director or Consultant ceases for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder.

For purposes of these Restricted Stock Units, Grantee’s Continuous Status as an Employee, Director or Consultant will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws or the terms of Grantee’s employment or service agreement, if any) effective as of the date that Grantee is no longer actively employed or actively rendering services and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Grantee is no longer actively employed or actively rendering services for purposes of these Restricted Stock Units (including whether Grantee may still be considered to be actively rendering services while on leave of absence);

1 For the purposes of this Agreement, the phrase “Grantee’s country” refers to any country whose laws and regulations apply to the Grantee during the relevant time period, as determined by the Company in its sole discretion. Grantee should speak with his or her personal legal and tax advisor for more information as to which countries this phrase may include, based on Grantee’s personal circumstances.

4. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Section 2 will be paid to Grantee (or in the event of Grantee’s death, to his or her legal heirs) in whole Shares, subject to Grantee satisfying any applicable Tax-Related Items as set forth in Section 6, but in no event later than March 15 of the calendar year immediately following the calendar year in which the Restricted Stock Units vest.

5. Payments after Death. Any distribution or delivery to be made to Grantee under this Agreement will, if Grantee is then deceased, be made to Grantee’s legal heirs. Any such transferee must furnish the Company with (a) written notice of his or her status as legal heir, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Responsibility for Taxes. Grantee acknowledges that, regardless of any action the Company and/or the Parent or Subsidiary employing Grantee (the “Employer”) take with respect to any or all income tax (including federal, state, and/or local taxes), social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee or deemed by the Company or the Employer in their reasonable discretion to be an appropriate charge to Grantee even if legally applicable to the Company or Employer (“Tax-Related Items”), the ultimate liability for all Tax- Related Items legally due by Grantee is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or Employer. Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of Restricted Stock Units, the settlement of the Restricted Stock Units, the subsequent sale of any Shares acquired at settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items. Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Grantee with respect to the payment of all Tax- Related Items which the Company determines must be withheld with respect to the Restricted Stock Units. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require Grantee to satisfy Tax-Related Items, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) withholding from the Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer, (c) selling a sufficient number of such Shares otherwise deliverable to Grantee (on Grantee’s behalf and at his or her direction pursuant to this authorization) through such means as the Company may determine in its sole discretion (whether through a broker or otherwise), or (d) have the Company withhold otherwise deliverable Shares, provided, however, that if Grantee is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (a)-(d) herein and, if the Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then Grantee shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax- Related Items by considering applicable minimum statutory rates or other applicable withholding rates, including maximum applicable rates, in which case Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, Grantee is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Restricted Stock Units.

If Grantee fails to make satisfactory arrangements for the payment of any Tax-Related Items hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Section 2, Grantee will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

7.    Acknowledgment of Nature of Plan and Restricted Stock Units. In accepting the
Award, Grantee understands, acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future Awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded in the past;

(c) all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

(d)    Grantee’s participation in the Plan is voluntary;

(e) Restricted Stock Units and the Shares subject to Restricted Stock Units, and the income and value of same, are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and which is outside the scope of Grantee’s employment contract, if any;

(f) Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, variable compensation, pension, retirement or welfare benefits or similar payments;

(g) this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Grantee’s
Continuous Status as an Employee, Director or Consultant for the vesting period, for any period, or at all, and will not interfere with the Grantee’s right or the right of the Company or the Employer to terminate Grantee’s Continuous Status as an Employee, Director or Consultant at any time;

(h) unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Parent or Subsidiary;

(i) in the event that Grantee is not an Employee, Director or Consultant of the Company, the Award and Grantee’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award of Restricted Stock Units and Grantee’s participation in the Plan will not be interpreted to form an employment contract with any Parent or Subsidiary;

(j) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(k) in consideration of the Award, no claim or entitlement to compensation or damages arises from termination of the Award, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Award of Restricted Stock Units or Shares received upon vesting of Restricted Stock Units resulting from termination of the Grantee’s Continuous Status as an Employee, Director or Consultant by the Company or the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of Applicable Laws or the terms of Grantee’s employment or service agreement, if any) and Grantee irrevocably releases the Company, the Employer, and any other Parent or Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares;

(m) Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan; and

United States:
(n)    the following provisions apply only to Grantees resident outside the

(i) Restricted Stock Units and Shares subject to Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(ii) neither the Company, nor the Employer, nor any other Parent or Subsidiary shall be liable for any foreign exchange rate fluctuations between Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

8. Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee.

9. Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administration at Maxim Integrated Products, Inc., 14460 Maxim Drive, Dallas, TX 75244, United States of America, with a copy to the Corporate Secretary at 160 Rio Robles Drive, San Jose, CA 95134, United States of America, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing (including electronic mail) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified above or at such other address as Grantee hereafter designate by written notice to the Company.

10. Grant is Not Transferable. Except to the limited extent provided in Section 5, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state, U.S. federal, or any other Applicable Law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or Grantee’s legal heirs), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. state, U.S. federal, or any other Applicable Law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16. Data Privacy Notice and Consent. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Agreement and any other documents related to the Award by and among, as applicable, the Employer, the Company, its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company and the Employer may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, the Employer and/or any other Parent or Subsidiary, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in Grantee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Restricted Stock Units may be deposited. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan.

Grantee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of
Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resource representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her Continuous Status as an Employee, Director, or Consultant and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Restricted Stock Units or other equity awards to Grantee, or administer or maintain such awards. Therefore, Grantee understands that refusal or withdrawal of consent may affect Grantee’s ability to realize benefits under the Restricted Stock Units or otherwise participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that Grantee may contact Grantee’s local human resources representative.

17. Section 409A. Notwithstanding any other provision of the Plan or this Agreement, for Grantees who are U.S. taxpayers, it is intended that the vesting and the payments of Restricted Stock Units shall qualify for exemption from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting and/or payments provided under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of Code if compliance is not practical; provided, however, that the Company makes no representation that the vesting or payments of Restricted Stock Units provided under this Agreement will be exempt from or compliant with Section 409A of the Code, makes no undertaking to preclude Section 409A of the Code from applying to the vesting and/or payment of Restricted Stock Units provided under this Agreement and does not guarantee that the Restricted Stock Units or that the vesting or payment of the Restricted Stock Units will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A of the Code.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Language. If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

20. Appendix. Notwithstanding any provisions in the Grant Notice or this Restricted Stock Unit Agreement, the Restricted Stock Units shall be subject to any special terms and conditions for Grantee's country attached hereto in the Appendix. Moreover, if Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Grantee to the extent the Administrator determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Restricted Stock Unit Agreement.
21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee's participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

23. Insider Trading Restrictions/Market Abuse Laws. Grantee acknowledges that, depending on his or her country, Grantee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as Grantee is considered to have “inside information” regarding the Company (as defined by Applicable Laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Grantee is advised to speak to his or her personal advisor on this matter.

24. Foreign Asset/Account Reporting; Exchange Controls. Grantee acknowledges that Grantee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect Grantee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Grantee’s country. Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Grantee also may be required to repatriate sale proceeds or other funds received as a result of Grantee’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Grantee further acknowledges that it is his or her responsibility to be compliant with such regulations, and Grantee should consult his or her personal legal advisor for any details.

25. Waiver. Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any provision of this Agreement, or of any subsequence breach by Grantee or any other grantee.

26. Governing Law/Choice of Venue. This Agreement and the Award of Restricted Stock Units granted hereunder shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A., without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

By electronically approving the Award of Restricted Stock Units through the Smith Barney website, Grantee agrees to all of the terms and conditions described in this Agreement (including any Appendix) and in the Plan. If the Award of Restricted Stock Units has not
been expressly approved before the first vesting date, Grantee understands and acknowledges that he or she will be deemed to have agreed to all of the terms and conditions in this Agreement (including any Appendix) and in the Plan.

APPENDIX

MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

SPECIAL TERMS AND CONDITIONS/NOTIFICATIONS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Restricted Stock Unit Agreement and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to Grantee if Grantee works and/or resides in one of the countries listed herein.

If Grantee is a citizen or resident of a country other than the one in which Grantee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall, in its sole discretion, determine to what extent the additional terms and conditional included herein will apply to Grantee under these circumstances.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Grantee not rely on the information noted herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time the Grantee acquires Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

If Grantee is a citizen or resident of a country other than the one in which Grantee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the information contained herein may not be applicable in the same manner to Grantee.

AUSTRIA

Notifications

Exchange Control Notification
If Grantee holds Shares obtained through the Plan outside Austria (even if held outside of Austria with an Austrian bank), Grantee may be required to submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter is equal to or greater than €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 is equal to or greater than €5,000,000. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

When Shares are sold or cash dividends received, there may be exchange control obligations if the cash proceeds are held outside Austria. If the transaction volume of all cash accounts abroad is equal to or greater than €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. If the transaction value of all cash accounts abroad is less than €3 million, no ongoing reporting requirements apply.

CANADA

Terms and Conditions

Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in Canada shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.

Nature of Plan and Restricted Stock Units
This provision replaces the second paragraph of Section 3 of the Restricted Stock Unit Agreement:

For purposes of these Restricted Stock Units, Grantee’s Continuous Status as an Employee, Director or Consultant will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws or the terms of Grantee’s employment or service agreement, if any) effective as of the date that is the earlier of (1) the date on which Grantee’s employment or service relationship is terminated; or (2) the date Grantee receives written notice of termination of the employment or service relationship,; or (3) the date Grantee is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of his or her Restricted Stock Unit Award (including whether Grantee may still be considered to be actively rendering services while on leave of absence).

The following provisions will apply if Grantee is a resident of Quebec

Language Consent
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy Notice and Consent
This provision supplements Section 16 of the Restricted Stock Unit Agreement: Data Privacy Notice and Consent:

Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Grantee further authorizes the Company, the Employer and any other Parent or Subsidiary and the Administrator to disclose and discuss the Plan with their advisors. Grantee further authorizes the Company, the Employer and any other Parent or Subsidiary to record such information and to keep such information in Grantee’s employee file.

Notifications

Securities Law Notification
Grantee may not be permitted to sell within Canada the Shares acquired under the Plan. Grantee may only be permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently the Shares are listed on the Nasdaq Global Select Market in the United States of America.

Foreign Asset/Account Reporting Notification
Foreign property, including Shares, Restricted Stock Units, and other rights to receive shares
(e.g., stock options) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of his or her foreign assets exceeds C$100,000 at any time during the year. Thus, such Restricted Stock Units must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because other foreign property is held by the Canadian resident. When Shares are acquired pursuant to the Restricted Stock Units, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if the Grantee owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.

CHINA

Terms and Conditions

The following provisions apply if Grantee is subject to exchange control regulations in the People’s Republic of China (the “PRC” or “China”), as determined by the Company in its sole discretion.

Sale of Shares
To facilitate compliance with any applicable laws or regulations in China, Grantee agrees and acknowledges that the Company (or a brokerage firm instructed by the Company) is entitled to immediately sell all Shares issued to Grantee at vesting (on behalf of Grantee and at the Grantee’s direction pursuant to this authorization), either at the time of vesting or when Grantee ceases employment. In this event, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Grantee in accordance with applicable exchange control laws and regulations.

Exchange Control Requirements
Grantee understands and agrees that Grantee will be required to immediately repatriate to China any funds resulting from the Restricted Stock Units (e.g., the sales proceeds, dividends paid on Shares). Grantee further understands that, under applicable exchange control laws and regulations, such repatriation of funds may need to be effected through a special exchange control account established by the Company, the Employer or any other Parent or Subsidiary and Grantee hereby consents and agrees that the funds may be transferred to such special account prior to being delivered to Grantee. Grantee also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. The proceeds may be paid to Grantee in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Grantee understands that he or she will be required to set up a U.S. dollar account in China so that the proceeds may be deposited into this account. Grantee understands and acknowledges that the Company may face delays in distributing the proceeds to Grantee due to exchange control requirements in China. As a result, Grantee understands and acknowledges that neither the Company nor the Employer nor any other Parent or Subsidiary can be held liable for any delay in delivering the proceeds to Grantee.

If the proceeds are paid in local currency, Grantee acknowledges that the Company is under no obligation to secure any particular exchange control conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control requirements. Grantee agrees to bear any currency fluctuation risk between the time the Shares are sold or a dividend is paid and the time the net proceeds are converted to local currency and distributed to Grantee.

Finally, Grantee agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

Notifications

Foreign Asset/Account Reporting Notification
Chinese residents may be required to report to the State Administration of Foreign Exchange (“SAFE”) all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-China residents. Under these rules, Grantee may be subject to reporting obligations for the Restricted Stock Units, Shares acquired under the Plan and Plan-related transactions.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Acknowledgement
By accepting the grant of Restricted Stock Units and this Agreement, which provides for the terms and conditions of the Restricted Stock Units, Grantee confirms having read and understood the documents relating to this Award (the Plan and this Agreement) which were provided in the English language. Grantee accepts the terms of those documents accordingly.

En acceptant l’Attribution d'Actions Attribuées et ce Contrat qui contient les termes et conditions de vos Actions Attribuées, le Bénéficiare confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et ce Contrat) qui ont été transmis en langue anglaise. Le Bénéficiare accepte ainsi les conditions et termes de ces documents.

Notifications

Foreign Asset/Account Reporting Notification
French residents must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with their income tax return. Further, French residents with foreign account balances exceeding
€1,000,000 may have additional monthly reporting obligations.

GERMANY

Notifications

Exchange Control Notification
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. From September 2013, the German Federal Bank no longer will accept reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de. In the event that German residents make or receive a payment in excess of this amount, they are responsible for complying with applicable reporting requirements. In addition, in the unlikely event that German residents hold Shares exceeding 10% of the total capital or voting rights of a foreign company (such as the Company), they must report holdings in the company on an annual basis.

HONG KONG

Terms and Conditions

Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in Hong Kong shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.

Sales Restriction
This provision supplements Section 2 of the Restricted Stock Unit Agreement:

Shares acquired pursuant to the Plan are accepted as a personal investment. If, for any reason, the Restricted Stock Units vest and become non-forfeitable and Shares are issued to Grantee within six months of the Grant Date, Grantee agrees that he or she will not offer to the public or otherwise dispose of any Shares prior to the six-month anniversary of such Grant Date.

Notifications

Securities Law Notification
Securities Warning: The contents of this Agreement have not been reviewed by any regulatory authority in Hong Kong. Grantee is advised to exercise caution in relation to the Award. If Grantee is in any doubt about any of the contents of the Plan, Agreement, or any Plan prospectus, Grantee should obtain independent professional advice. The Restricted Stock Units and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, including any Appendix to the Restricted Stock Unit Agreement, the Plan, any Plan prospectus, and any other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Restricted Stock Units and any underlying documentation are intended only for the personal use of Grantee and may not be distributed to any other person.

Occupational Retirement Schemes Ordinance Notification.
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

There are no country-specific provisions.

INDIA

Notifications

Exchange Control Notification
Indian residents must repatriate to India any proceeds from the sale of Shares within 90 days of receipt and any dividends received in relation to Shares within 180 days of receipt. Grantee will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Grantee’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Notification
Indian residents are required to declare in their annual tax returns (a) any foreign assets they hold and (b) any foreign bank accounts for which they have signing authority.

IRELAND

Notifications

Director Notification Obligation
If Grantee is a director of a Subsidiary in Ireland (“Irish Subsidiary”), Grantee is subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares) and the number and class of Shares or rights to which the interest relates, or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director if such an interest exists at the time. These notification requirements also apply to a shadow director or secretary of the Irish Subsidiary (i.e., an individual who is not on the Board of Directors of the Irish Subsidiary but who has sufficient control so that the Board of Directors of the Irish Subsidiary acts in accordance with the “directions or instructions” of the individual) and with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Data Privacy. This consent replaces Section 16 of the Restricted Stock Unit Agreement:

Grantee acknowledges receipt from the Company and the Employer - as data controllers (“Controllers”) - of information regarding the collection, use, and transfer, in electronic or other form, of Grantee’s personal data as described below for the purpose of implementing, administering, and managing Grantee’s participation in the Plan.

Grantee understands that the Company, the Employer and/or any other Parent or Subsidiary may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the Employer and/or any Parent or Subsidiary, details of all Restricted Stock Units or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.

Grantee also understands that providing the Company with Data is necessary for the performance of the Plan and that Grantee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Grantee’s ability to participate in the Plan. The Controller of personal data processing is Maxim Integrated Products, Inc., with registered offices at 160 Rio Robles Drive, San Jose, CA 95134, United States of America, and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Maxim Integrated Products UK Limited, with its registered offices at Strada 7, Palazzo T Piano 2, Rozzano, Milanofiori, Italy, 20089.

Grantee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Grantee understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Grantee further understands that the Company, the Employer and/or any Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Grantee’s participation in the Plan, and that the Company, the Employer and/or any Parent or Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Grantee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Grantee’s participation in the Plan. Grantee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Grantee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Grantee’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Grantee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Grantee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, Grantee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Grantee’s local human resources representative.

Plan Document Acknowledgment
By accepting the Award of Restricted Stock Units, Grantee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, by accepting the Award of Restricted Stock Units, Grantee further acknowledges that he or she has read and specifically and expressly approved the following sections in the Restricted Stock Unit Agreement: Section 6: Responsibility for Taxes, Section 7: Acknowledgment of Nature of Plan and Restricted Stock Units, Section 10: Grant is Not Transferable, Section 11: Binding Agreement, Section 13: Plan Governs, Section 14: Administrator Authority, Section 15: Electronic Delivery and Acceptance, Section 19: Language, Section 26: Governing Law/Choice of Venue, and the Data Privacy notice above.

Notifications

Foreign Asset/Account Reporting Notification
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy, must report these assets on their annual tax return for the year during which the assets are held, or on a special form if no tax is due. These reporting obligations also apply where such residents are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax Notification
Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. The fair market value is considered to be the value of the Shares on the Nasdaq Global Select Market on December 31 of each year or on the last day of holding of the Shares (in such case, or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days shares are held during the calendar year).

JAPAN

Notifications

Foreign Asset/Account Reporting Notification
Japanese residents are required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Grantee should consult with his or her personal tax advisor as to whether the reporting obligation applies to Grantee and whether Grantee will be required to include details of any cash, outstanding Restricted Stock Units or Shares held by Grantee in the report.

KOREA

Notifications

Exchange Control Notification
Exchange control laws require Korean residents who realize US$500,000 or more in a single transaction from the sale of shares (including Shares acquired under the Plan) or the receipt of dividends to repatriate the proceeds to Korea within 18 months of the sale/receipt.

Foreign Asset/Account Reporting Notification
Korean residents are required to declare foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) they hold in foreign countries that have not entered into an “inter- governmental agreement for automatic exchange of tax information” (“IGA”) with Korea. A report must be filed with the Korean tax authorities if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine whether the country in which they hold foreign accounts have entered into an IGA with Korea.

PHILIPPINES

Notifications

Securities Law Notification
This offer of Restricted Stock Units is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

Grantee should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of Shares on the Nasdaq Global Select Market (“Nasdaq”) and the risk of currency fluctuations between the United States Dollar (“U.S. Dollar”) and Grantee’s local currency. In this regard, Grantee should note that the value of any Shares Grantee may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between Grantee’s local currency and the U.S. Dollar may affect the value of the Restricted Stock Units or any amounts due to Grantee pursuant to the settlement of the Restricted Stock Units, the subsequent sale of Shares acquired by Grantee upon settlement or the receipt of any dividends paid on such Shares. The Company is not making any representations, projections or assurances about the value of Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of Shares, Grantee should refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's website at http://www.maximintegrated.com. In addition, Grantee may receive, free of charge, a copy of the Company's Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company's stockholders by contacting the Stock Administration Department at the address below:

Stock Administration
Maxim Integrated Products, Inc.
14460 Maxim Drive
Dallas, TX 75244
United States of America
Phone: +1 (972) 371-3435

The sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippine securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the shares of Stock are listed. The shares of Stock currently are listed on the Nasdaq in the United States of America.

PORTUGAL

Terms and Conditions

Language Consent
The following provision supplements Section 19 of the Restricted Stock Unit Agreement:

Grantee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Língua
A seguinte disposição complementa a Seção 19 do Acordo de Unidades de Ações Restritas:

O Beneficiário da Atribuição pelo presente declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
Notifications

Exchange Control Notification
Portuguese residents who acquire shares in a foreign company (such as Shares under the Plan) and do not hold the shares with a Portuguese financial intermediary may need to file a report with the Portuguese Central Bank for statistical purposes. If the shares are held by a Portuguese financial intermediary, it will file the report for Grantee.

RUSSIA

Terms and Conditions

Data Privacy
The following provision supplements the Section 16 of the Restricted Stock Unit Agreement, and to the extent the two provisions are inconsistent, the below provision supersedes Section 16 of the Restricted Stock Unit Agreement:

Grantee understands and agrees that the Company may require the Grantee to complete and return to the Company a Consent to Processing of Personal Data form (the “Consent”). If a Consent is required by the Company but Grantee fails to provide such Consent, Grantee understands and agrees that the Company will not be able to administer or maintain the Restricted Stock Units or any other awards. Therefore, Grantee understands that refusing to complete any required Consent or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on any required Consent or withdrawal of consent, Grantee may contact his or her local human resources representative.

Securities Law Restriction
The Plan, Grant Notice, the Agreement, including this Appendix, and all other materials Grantee may receive regarding his or her participation in the Plan or the grant of Restricted Stock Units do not constitute advertising or an offering of securities in Russia and are deemed accepted by Grantee only upon receipt of the signed Grant Notice in the United States or upon acceptance through an online acceptance website maintained in the United States. In no event will Shares acquired at vesting be delivered to Grantee in Russia; all Shares will be maintained on Grantee’s behalf in the United States. The issuance of Shares acquired at vesting has not and will not be registered in Russia; therefore, such Shares may not be offered or placed in public circulation in Russia.

U.S. Transaction Notification
Grantee is not permitted to make any public advertising or announcement regarding the Restricted Stock Units or Shares in Russia, nor to promote these Shares to other Russian legal entities or individuals, nor to sell or otherwise dispose of Shares directly to other Russian legal entities or individuals. Further, Grantee is not permitted to sell Shares acquired at vesting directly to a Russian legal entity or resident.

Notifications
Exchange Control Notification
Russian residents must repatriate the proceeds from the sale of shares in a foreign company (such as Shares under the Plan) to Russia within a reasonably short period after receipt. Such amounts must be initially credited to the Russian resident through a foreign currency account opened in the resident's name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. Dividends (but not dividend equivalents) do not need to be remitted to a bank account in Russia but instead can be remitted directly to a foreign individual bank account (in Organization for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries).

Grantee should consult his or her personal tax advisor before selling any Shares acquired under the Plan and remitting any sale proceeds to Russia, as significant penalties may apply for non- compliance with exchange control requirements and exchange control requirements are subject to change at any time, often without notice.

Foreign Asset/Account Reporting Notification
Russian residents must notify the Russian tax authorities within one month of opening or closing a foreign bank account, or of changing any account details. Russian residents also will be required to file reports with the Russian tax authorities of the transactions in such residents’ foreign bank accounts.

Labor Law Notification
If Grantee continues to hold Shares acquired under the Plan after an involuntary termination of employment, Grantee may not be eligible to receive unemployment benefits in Russia.

Anti-Corruption Notification
Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, Grantee should inform the Company if he or she is covered by these laws because Grantee should not hold Shares acquired under the Plan under these circumstances.

SERBIA

Notifications

Exchange Control Notification
Pursuant to the Law on Foreign Exchange Transactions (effective July 27, 2006), Serbian residents may freely acquire Shares under the Plan, however, the National Bank of Serbia generally requires reporting of the acquisition of such Shares, the value of the Shares at vesting and, on a quarterly basis, any changes in the value of the underlying Shares. Grantee is advised to consult with a personal legal advisor to determine his or her reporting obligations upon the acquisition of Shares under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia. The Company reserves the right to require Grantee to report details of the sale of his or her Shares to the Company or to follow such other procedures as may be established by the Company to comply with applicable exchange control regulations.

SINGAPORE

Notifications

Securities Law Notification
The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Restricted Stock Units or underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Grantee should note that the Restricted Stock Units are subject to section 257 of the SFA and Grantee will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Restricted Stock Units in Singapore, unless such sale or offer is made after 6 months from the date Restricted Stock Units are granted or pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Requirement
If Grantee is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singaporean Subsidiary, Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Grantee receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. In addition, Grantee must notify the Singaporean Subsidiary when Grantee sells Shares of the Company or any related company (including when Grantee sells Shares acquired through vesting of Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of interests in the Company or any related company within two business days of becoming the CEO or a director, associate director or shadow director.

SPAIN

Terms and Conditions

Labor Law Acknowledgment
This provision supplements Section 7 of the Restricted Stock Unit Agreement:

By accepting the Restricted Stock Units, Grantee acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.

Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, Grantee understands that any grant is given on the assumption and condition that it shall not become a part of any employment or service contract (either with the Company, the Employer or any other Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Restricted Stock Units and Shares is unknown and unpredictable. In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Grantee understands and agrees that, as a condition of the grant of the Restricted Stock Units, the termination of Grantee’s Continuous Status as an Employee, Director or Consultant for any reason (including the reasons listed below) will automatically result in the loss of the Restricted Stock Units to the extent the Restricted Stock Units have not vested as of the date Grantee is no longer actively employed. In particular, Grantee understands and agrees that any unvested Restricted Stock Units as of the date Grantee is no longer actively employed will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of a termination of Grantee’s Continuous Status as an Employee, Director or Consultant by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Grantee acknowledges that he or she has read and specifically accepts the conditions referred to in Sections 2, 3 and 6 of the Restricted Stock Unit Agreement.

Notifications

Securities Law Notification
The RSUs and the Shares described in the Agreement do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification
Spanish residents must declare for statistical purposes the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones (“DGCI”), a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530 (or the Spanish resident holds 10% or more of the share capital of the Company or such other amount that would entitle him or her to join the Board), the declaration must be filed within one month of the acquisition or sale, as applicable.

In addition, Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired at vesting of the Restricted Stock Units) held in such accounts, and any transactions carried out with non-residents, if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €100,000,000. If neither the total balances nor total transactions with non-residents during the relevant period exceeds €50,000,000, then a summarized form of declaration may be used.

Foreign Asset/Account Reporting Notification
Spanish residents must report assets or rights deposited or held outside of Spain (e.g., cash or Shares held in a bank or brokerage account) to the Spanish tax authorities on their annual tax returns. This reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type of asset (bank account, Shares, real estate, etc.). After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported asset or right increases by more than €20,000 or if the ownership of such asset or right is transferred or relinquished during the year.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Notification
The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. The grant of the Restricted Stock Units is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this Agreement nor any other materials relating to the Restricted Stock Units constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this Agreement nor any other materials relating to the Restricted Stock Units may be publicly distributed or otherwise made publicly available in Switzerland.

TAIWAN

Notifications

Securities Law Notification
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notification
Taiwanese residents may remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Notification
If proceeds from the sale of Shares or the receipt of dividends equal or exceed US$50,000 in a single transaction, Thai residents must repatriate such proceeds to Thailand immediately upon receipt. The funds must be converted into Thai Baht or deposited in a foreign currency bank account in Thailand within 360 days of remittance into Thailand. The residents will be required to provide information associated with the source of such proceeds on the Foreign Exchange Transaction Form to the authorized agent for reporting to an exchange control officer. Because exchange control regulations change frequently and without notice, Grantee should consult his or her personal advisor before selling Shares, to ensure compliance with current regulations. Grantee is responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company nor its Subsidiaries will be liable for any fines or penalties resulting from Grantee’s failure to comply with applicable laws.

TURKEY

Notifications

Securities Law Information
Under Turkish law, Grantee may not sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside of Turkey, under the ticker symbol “MXIM” and the Shares may be sold through this exchange.

Exchange Control Information
In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Grantee may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. Grantee should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm if this requirement applies.

UNITED STATES

There are no country specific provisions.

UNITED KINGDOM

Terms and Conditions

Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in United Kingdom shall be paid in Shares only and do not provide any right for Grantees in the United
Kingdom to receive a cash payment.

Eligibility
Notwithstanding Section 5 of the Plan, or any provision or discretion in the Plan or the
Agreement to the contrary, Restricted Stock Units may be granted only to Employees in the United Kingdom. For the avoidance of doubt, Consultants based in the United Kingdom shall not be eligible to participate in the Plan.

Tax Acknowledgment
The following provisions supplement Section 6 of the Restricted Stock Unit Agreement:

Grantee agrees that if payment or withholding of the income tax is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) U.K. Income tax (Earnings and Pensions) Act 2003 (the “Due Date”), and provided that Grantee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), then the amount of any uncollected income tax due shall constitute a loan owed by Grantee to the Employer, effective on the Due Date. Grantee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”) and it will be immediately due and repayable by Grantee and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Restricted Stock Unit Agreement.

In the event that Grantee is an executive officer or director and income tax is not collected from or paid by Grantee by the Due Date, the amount of any uncollected income tax may constitute a benefit to Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self- assessment regime and for reimbursing the Company or the Employer (as applicable) the amount of any employee NICs due on this additional benefits which may be recovered from Grantee at any time thereafter by any of the means referred to in Section 6 of the Agreement.

Joint Election
As a condition of Grantee’s participation in the Plan and of the vesting of the Restricted Stock Units, Grantee agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Employer with respect to the Chargeable Event (“Employer NICs”). Without limitation to the foregoing, Grantee agrees to execute a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consents or elections as provided to Grantee by the Company or the Employer. Grantee further agrees to execute such other joint elections as may be required between Grantee and any successor to the Company or the Employer.

If Grantee does not enter into the NICs Joint Election, if approval of the NICs Joint election has been withdrawn by HMRC, if the NICs Joint Election is revoked by the Company or the Employer (as applicable), or if the NICs Joint Election is jointly revoked by Grantee and the Company or the Employer, as applicable, the Restricted Stock Units shall cease vesting and become null and void, and no Shares shall be acquired under the Plan, without any liability to the Company, the Employer and/or any Parent or Subsidiary.

Grantee further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 6 of the Agreement, as supplemented above.